EXHIBIT 99.2

Restaurant Brands International Inc. Announces Pricing of First Lien Senior Secured Notes Offering
TORONTO, September 3, 2024 /CNW/ - Restaurant Brands International Inc. (“RBI”) (TSX: QSR) (NYSE: QSR) (TSX: QSP), 1011778 B.C. Unlimited Liability Company (the “Issuer”) and New Red Finance, Inc. (the “Co-Issuer” and, together with the Issuer, the “Issuers”) announced today that the Issuers have priced an oﬀering of $500 million in aggregate principal amount of 5.625% First Lien Senior Secured Notes due 2029 (the “Notes”). The closing of the offering of the Notes is expected to occur on or about September 13, 2024, subject to customary closing conditions.
RBI expects to use the proceeds from the offering of the Notes, together with cash on hand, to redeem in full the Issuers’ outstanding 5.750% First Lien Senior Secured Notes due 2025 (the “2025 Notes”) and pay related fees and expenses. The Issuers expect to redeem $500 million in aggregate principal amount of 2025 Notes. This press release does not constitute a notice of redemption with respect to the 2025 Notes. The combined effect of the offering of the Notes and the redemption of the 2025 Notes will be neutral to net leverage and accretive to interest expense.
The Notes will be first lien senior secured obligations of the Issuers, guaranteed fully and unconditionally, and jointly and severally, on a first lien senior secured basis by Restaurant Brands International Limited Partnership (“Holdings”) and each of Holdings’ wholly-owned subsidiaries that also guarantee the Issuers’ obligations under the Issuers’ existing senior secured credit facilities.
The Notes were offered (i) to persons reasonably believed to be qualiﬁed institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) outside the U.S. pursuant to Regulation S under the Securities Act. The Notes and the related guarantees have not been and will not be registered under the Securities Act and may not be oﬀered or sold in the U.S. absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.
This press release shall not constitute an oﬀer to sell or the solicitation of an oﬀer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such oﬀer, solicitation or sale would be unlawful prior to registration or qualiﬁcation under the securities laws of any such jurisdiction.
Contacts
Investors: investor@rbi.com
Media: media@rbi.com
About Restaurant Brands International
Restaurant Brands International Inc. is one of the world’s largest quick service restaurant companies with over $40 billion in annual system-wide sales and over 30,000 restaurants in more than 120 countries and territories. RBI owns four of the world’s most prominent and iconic quick service restaurant brands - TIM HORTONS®, BURGER KING®, POPEYES®, and FIREHOUSE SUBS®. These independently operated brands have been serving their respective guests, franchisees and communities for decades. Through its Restaurant Brands for Good framework, RBI is improving sustainable outcomes related to its food, the planet, and people and communities.

Forward-Looking Statements
This press release includes forward-looking statements, which are often identified by the words “may,” “might,” “believes,” “thinks,” “anticipates,” “plans,” “expects,” “intends” or similar expressions, and reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements include statements about RBI’s expectations regarding the issuance of the Notes and the use of proceeds therefrom. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the U.S. Securities and Exchange Commission and on SEDAR+ in Canada, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: (1) RBI’s substantial indebtedness, which could adversely affect RBI’s financial condition and prevent it from fulfilling its obligations; (2) global economic or other business conditions that may affect the desire or ability of RBI’s customers to purchase RBI’s products, such as inflationary pressures, high unemployment levels, declines in median income growth, consumer confidence and consumer discretionary spending and changes in consumer perceptions of dietary health and food safety; (3) RBI’s relationship with, and the success of, RBI’s franchisees and risks related to RBI’s nearly fully franchised business model; (4) RBI’s franchisees’ financial stability and their ability to access and maintain the liquidity necessary to operate their businesses; (5) RBI’s supply chain operations; (6) RBI’s ownership and leasing of real estate; (7) the effectiveness of RBI’s marketing, advertising and digital programs and franchisee support of these programs; (8) significant and rapid fluctuations in interest rates and in the currency exchange markets and the effectiveness of RBI’s hedging activity; (9) RBI’s ability to successfully implement RBI’s domestic and international growth strategy for each of RBI’s brands and risks related to RBI’s international operations; (10) RBI’s reliance on franchisees, including subfranchisees to accelerate restaurant growth; (11) unforeseen events such as pandemics; (12) the ability of the counterparties to RBI’s credit facilities’ and derivatives’ to fulfill their commitments and/or obligations; (13) changes in applicable tax laws or interpretations thereof, and RBI’s ability to accurately interpret and predict the impact of such changes or interpretations on RBI’s financial condition and results; (14) evolving legislation and regulations in the area of franchise and labor and employment law; (15) RBI’s ability to address environmental and social sustainability issues; (16) risks related to the conflict between Russia and Ukraine, and the conflict in the Middle East; and (17) softening in the consumer environment. Other than as required under U.S. federal securities laws or Canadian securities laws, RBI undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.